As filed with the Securities and Exchange Commission on September 27, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                         IBEAM BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its charter)

                             ----------------------

           Delaware                                         94-3296895
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                         645 Almanor Avenue, Suite 100
                               Sunnyvale, CA 94085
                                 (408) 523-1600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------

                                 2000 Stock Plan
                            (Full title of the plans)

                             ----------------------

                               Randall K. Gausman
                             Chief Financial Officer
                         IBEAM Broadcasting Corporation
                          645 Almanor Avenue, Suite 100
                               Sunnyvale, CA 94085
                                 (408) 523-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:

      David A. Makarechian, Esq.                       Daniel M. Sroka
   Brobeck, Phleger & Harrison LLP             iBEAM Broadcasting Corporation
        Two Embarcadero Place                   645 Almanor Avenue, Suite 100
            2200 Geng Road                       Sunnyvale, California 94085
     Palo Alto, California 94303

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         Proposed Maximum    Proposed Maximum      Amount of
         Title of Each Class of Securities               Amount to be   Offering Price Per  Aggregate Offering   Registration
                  to be Registered                        Registered           Share               Price              Fee
=============================================================================================================================
Common Stock, $0.0001 per share par value:
Available for issuance under the 2000 Stock Plan (1).. 4,400,124 shares       $0.32(2)         $1,408,040(1)        $352.01
-----------------------------------------------------------------------------------------------------------------------------
Total:                                                 4,400,124 shares                        $1,408,040(1)        $352.01
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of the Company's common stock.

(2) Computed in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average between the high and low sales price reported on the Nasdaq National Market on September 24, 2001, which is equal to $0.32 per share.

                                EXPLANATORY NOTE

      This registration statement relates to 4,400,124 shares of common stock to be issued in the future pursuant to the exercise of options granted under the 2000 Stock Plan. The Board of Directors recommended and Shareholders of the Company approved an increase in the shares authorized for issuance under the 2000 Stock Plan at the Annual Meeting of Shareholders held on September 12, 2001 (the "Annual Meeting"). The Board of Directors and Shareholders also approved a one-for-ten reverse split of the issued and outstanding shares of common stock of the Company (the "Reverse Split") at the Annual Meeting. Therefore, the 4,400,124 shares registered hereunder have been adjusted for the Reverse Split. The contents of the prior Registration Statements relating to the Plan, Filing No. 333-61408, Filing No. 333-43638 and Filing No. 333-53368 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

      The following documents and information previously filed with the Securities and Exchange Commission by the Company are hereby incorporated by reference in this Registration Statement:

      (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Exchange Act.

      (2) Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001 and June 30, 2001, filed pursuant to Section 13 of the Exchange Act.

      (3) Our Current Reports on Form 8-K, filed on June 26, 2001, July 11, 2001 and September 18, 2001; and

      (4) The description of our common stock contained in our registration statement on Form 8-A filed May 16, 2000 pursuant to Section 12(g) of the Exchange Act and declared effective May 17, 2000.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The legality of the securities offered hereby has been passed on for the Company by Daniel M. Sroka. Mr. Sroka is Chief Administrative Officer and General Counsel of the Company and at September 18, 2001 beneficially owned 15,985 shares of the Company's Common Stock, which includes 42 exercised and vested shares and 15,913 shares which may be acquired within 60 days pursuant to the exercise of options.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article X of our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

      Article VI of our Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

      We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

   Exhibit
    Number                           Description
--------------------------------------------------------------------------------

    4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-30631 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).

    5.1     Opinion of counsel as to legality of securities being registered.

    10.1    2000 Stock Plan and forms of agreement thereunder*.

    23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2    Consent of Counsel (contained in Exhibit 5.1).

    24.1    Power of Attorney (contained on page 6).

---------------
* The forms of agreement under the 2000 Stock Plan are incorporated by reference from Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the 2000 Stock Plan.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of September, 2001.

                                                iBEAM BROADCASTING  CORPORATION


                                                /s/ Randall K. Gausman
                                                --------------------------------
                                                Randall K. Gausman
                                                Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randall K. Gausman and Daniel M. Sroka, and each of them acting individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

        Signature                              Title                             Date
        ---------                              -----                             ----

                                President, Chief Executive Officer and
/s/ Peter Desnoes               Chairman of the Board                      September 25, 2001
---------------------------     (Principal Executive Officer)
Peter Desnoes



/s/ Randall K. Gausman          Chief Financial Officer
---------------------------     (Chief Financial Officer)                  September 25, 2001
Randall K. Gausman


/s/ Robert Wilmot               Director                                   September 25, 2001
---------------------------
Robert Wilmot


/s/ Barry Baker                 Director                                   September 25, 2001
---------------------------
Barry Baker

                                Director
---------------------------
Frederic Seegal


/s/ Nicholas Balletta           Director                                   September 25, 2001
---------------------------
Nicholas Balletta


                                Director
---------------------------
Paul Gould


                                Director
---------------------------
Laura Kenny


                                Director
---------------------------
John Bumgarner, Jr.


/s/ Howard Janzen               Director
---------------------------
Howard Janzen                                                              September 25, 2001

                         IBEAM BROADCASTING CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

 Exhibit
  Number                             Description
 -------    ------------------------------------------------------------------
   4        Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-30631 on Form
            8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).

   5.1      Opinion of counsel as to legality of securities being registered.

   10.1*    2000 Stock Plan and forms of agreement thereunder.

   23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2     Consent of Counsel (contained in Exhibit 5.1).

   24.1     Power of Attorney (contained on page 6).

----------
* Incorporated by reference from Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.